UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2016

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Global Revolving Credit Facility
On January 15, 2016, Digital Realty Trust, L.P., which we refer to as the operating partnership, together with its subsidiaries, Digital Luxembourg II S.À R.L., Digital Singapore Jurong East Pte. Ltd., Digital HK JV Holding Limited, Digital Realty Mauritius Holdings Limited, Digital Stout Holding, LLC, Digital Gough, LLC, Digital Japan, LLC, Digital Euro Finco, L.P., Digital Osaka 1 TMK and Digital Australia Finco Pty Ltd, as borrowers, and Digital Realty Trust, Inc. together with the operating partnership as guarantors, the banks, financial institutions and other institutional lenders listed therein, as the initial lenders, each issuing bank and swing line bank as listed therein, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, entered into a Global Senior Credit Agreement (the “Global Senior Credit Agreement”) for a $2.0 billion senior unsecured revolving credit facility, which we refer to as the global revolving credit facility, that replaced the $2.0 billion revolving credit facility executed on August 15, 2013, as amended. The global revolving credit facility provides for borrowings in Australian Dollars, British Pounds Sterling, Canadian Dollars, Euros, Hong Kong Dollars, Japanese Yen, Singapore Dollars, and U.S. Dollars, and includes the ability to add additional currencies in the future. The global revolving credit facility also provides for a letter of credit subfacility with an aggregate sublimit of the equivalent in the applicable currencies of up to $100,000,000. The global revolving credit facility matures on January 15, 2020 with two six-month extension options. In addition, we have the ability from time to time to increase the size of the revolving credit facility to up to $2.5 billion, subject to receipt of lender commitments and other conditions precedent.
The interest rate for borrowings under the global revolving credit facility is, at the option of the borrower, based on a floating rate or base rate, plus a margin based on the credit rating of our long-term senior unsecured debt. As of January 15, 2016, the applicable rate for floating rate advances is the applicable index plus 100 basis points, and the applicable rate for base rate advances is the applicable index plus 0 basis points. An annual facility fee is payable quarterly in respect of the commitments under the global revolving credit facility, and is also subject to pricing based on the credit rating of our long-term senior unsecured debt, which, as of January 15, 2016, is 20 basis points. Under the global revolving credit facility, we also have the ability to make U.S. Dollar denominated competitive bid borrowings, which will bear interest at the rates offered by the lenders participating in such competitive bid advances. We are also required to pay certain fees to the administrative agent and letter of credit issuers under the global revolving credit facility. During the term of the global revolving credit facility, we may borrow, repay and re-borrow amounts available under the global revolving credit facility, subject to voluntary reduction of the swing line, letter of credit and revolving credit commitments.
Borrowings under the global revolving credit facility are guaranteed by Digital Realty Trust, Inc. and the operating partnership. In specified circumstances, additional guarantors are required to be added. The global revolving credit facility contains various restrictive covenants, including limitations on our ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the global revolving credit facility restricts Digital Realty Trust, Inc. from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable Digital Realty Trust, Inc. to maintain its qualification as a REIT and to avoid the payment of income or excise tax.
In addition, the global revolving credit facility includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by a borrower, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders holding more than a majority of the commitments and loans (including letter of credit advances) may elect to accelerate the outstanding principal and accrued and unpaid interest under the global revolving credit facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any borrower under any bankruptcy, insolvency or other similar law.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are sales agents under Digital Realty Trust, Inc.’s equity distribution agreements, pursuant to which it can issue and sell shares of its common stock having an aggregate offering price of up to $400 million from time to time through them. In addition, as of September 30, 2015, affiliates of JPMorgan Chase Bank, N.A. are tenants of ours, and certain other lenders have other relationships with us.
The foregoing description of the global revolving credit facility is only a summary and is qualified in its entirety by reference to the Global Senior Credit Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015.
Term Loans
On January 15, 2016, the operating partnership, together with its subsidiaries, Digital Singapore Jurong East Pte. Ltd., Digital HK JV Holding Limited, Digital Realty Mauritius Holdings Limited, Digital Realty (Paris 2) SCI, Digital Stout Holding, LLC, Digital Gough, LLC, Digital Japan, LLC, Digital Euro Finco, L.P., Digital Osaka 1 TMK and Digital Australia Finco Pty Ltd, as borrowers, and Digital Realty Trust, Inc. together with the operating partnership as guarantors, the banks, financial institutions and other institutional lenders listed therein, as the initial lenders, Citibank, N.A., as administrative agent, with Bank of America, N.A. and JPMorgan Chase Bank, N.A. as syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, The Bank of Nova Scotia and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners for the 5-Year Term Loan (as defined below), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bank National Association and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners for the 7-Year Term Loan (as defined below), entered a Term Loan Agreement (the “Term Loan Agreement”) which governs (i) a $1.25 billion 5-year senior unsecured term loan (the “5-Year Term Loan”) and (ii) a $300 million 7-year senior unsecured term loan (the “7-Year Term Loan”). The Term Loan Agreement replaced the $1.0 billion term loan agreement executed on April 16, 2012, as amended. The Term Loan Agreement provides for borrowings in Australian Dollars, British Pounds Sterling, Canadian Dollars, Euros, Hong Kong Dollars, Japanese Yen, Singapore Dollars and U.S. Dollars. The maturity date of the 5-Year Term Loan is January 15, 2021 and the maturity date of the 7-Year Term Loan is January 15, 2023. In addition, we have the ability from time to time to increase the aggregate size of lending under the Term Loan Agreement from $1.5 billion to $1.8 billion, subject to receipt of lender commitments and other conditions precedent.
The interest rate for borrowings under the Term Loan Agreement is based on a floating rate or, with respect to U.S. Dollar advances only at the option of the borrower, base rate, in each case plus a margin based on the credit rating of our long-term senior unsecured debt. As of January 15, 2016, under the 5-Year Term Loan the applicable rate for floating rate advances is the applicable index plus 110 basis points and the applicable rate for base rate advances is the applicable index plus 10 basis points and under the 7-Year Term Loan the applicable rate for the floating rate advances is the applicable index plus 155 basis points and the applicable rate for the base rate advances is the applicable index plus 55 basis points. An annual agency fee is payable quarterly in respect of the commitments under the Term Loan Agreement. We are also required to pay certain fees to the administrative agent under the Term Loan Agreement.
Concurrent with the closing of the term loan, the operating partnership and two of its subsidiaries entered into a series of interest rate swaps such that the term loan balance is now approximately 75% fixed rate. Based on the parent guarantor's current credit rating and the rate under these swaps, the term loan currently bears interest at an all-in rate of 2.3%.
Borrowings under the Term Loan Agreement are guaranteed by Digital Realty Trust, Inc. and the operating partnership. In specified circumstances, additional guarantors are required to be added. The Term Loan Agreement contains various restrictive covenants, including limitations on our ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the Term Loan Agreement restricts Digital Realty Trust, Inc. from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable Digital Realty Trust, Inc. to maintain its qualification as a REIT and to avoid the payment of income or excise tax.
In addition, the Term Loan Agreement includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by a borrower, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders holding more than a majority of the commitments and loans may elect to accelerate the outstanding principal and accrued and unpaid interest under the Term Loan Agreement. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any borrower under any bankruptcy, insolvency or other similar law.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are sales agents under Digital Realty Trust, Inc.’s equity distribution agreements, pursuant to which it can issue and sell shares of its common stock having an aggregate offering price of up to $400 million from time to time through them. In addition, as of September 30, 2015, affiliates of JPMorgan Chase Bank, N.A. are tenants of ours, and certain other lenders have other relationships with us.
The foregoing description of the Term Loan Agreement is only a summary and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Date: January 21, 2016